Exhibit   23.01



              CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement No. 2-61264 of Northern States Power Company on Form S-8 of our report dated June 25, 1998 appearing on page 9 of the Northern States Power Company Employee Stock Ownership Plan's Annual Report on Form 11-K for the year ended December 30, 1997.






      /s/
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Price Waterhouse LLP
Minneapolis, Minnesota
June 25, 1998